Exhibit 99.1

Goldrich Mining Closes Final Tranche of Private Placement Financing

Spokane, WA – July 23, 2014 - Goldrich Mining Company (OTCQB - GRMC) (“Goldrich” or the “Company”) is pleased to report the Company has closed the final tranche of its previously announced private placement financing (the "Offering"), increasing the total gross proceeds raised to $1.54 million.

Net proceeds from the Offering will be utilized to further advance development of the Company's 100%-owned Chandalar district-scale gold project in Alaska as well as for general working capital purposes.

The Company plans to commence a hard-rock exploration program in August that will include airborne radiometric and magnetic surveys as well as geologic mapping and sampling to further refine high-priority targets at Chandalar.

"We are very pleased to have completed this financing and to see officers and directors of the Company participating in it," said Goldrich President and CEO William Schara. "The continued support of new and existing shareholders is also greatly appreciated. The financing will allow the Company to complete significant milestones for advancing exploration of our hard-rock prospects.”

In total the Company raised gross proceeds of $1,524,000 through the issuance of 27,726,090 units at a price of $0.055 per unit. Officers and directors of the Company took part in the Offering, purchasing 1,424,454 units under the same terms and conditions as units purchased by other investors in the private placement.

Each unit consists of one full share of the Company's common stock and one-half of a Series N warrant. Each full Series N warrant is exercisable to purchase one additional share of common stock of the Company at $0.11 for a period of five years following date of issuance.

GVC Capital LLC ("GVC") acted as the placement agent for the Offering and was paid a sales commission of 8% of gross proceeds raised from the Offering, placement agent warrants equal to 10% of the total units sold, and expenses equal to 2% of the gross proceeds of the securities sold in the offering. Each placement agent warrant is exercisable to purchase one share of common stock of the Company at $0.055 and shall be exercisable for five years.

The terms of the warrants include a call option for the Company. In the event that the Company's common shares trade at a weighted volume average price equal to or greater than $0.22 for a period of 20 out of 30 consecutive trading days at any time following the issuance of the respective warrants, and the average trading volume of the common stock for 20 out of 30 consecutive trading days was at least 120,000 shares, the Company may, in its sole discretion, accelerate the expiration date of the respective warrants by giving written notice to the holders thereof within 14 business days of the occurrence thereof, and in such case, the warrants will expire on the close of business on the date next preceding the Redemption Date. The Company's right to call the warrants is also dependent on (i) a registration statement under the United States Securities Act of 1933, as amended (the "Securities Act"), registering for sale the Warrant Shares, has been filed with the United States Securities and Exchange Commission and is in effect on the date of written notice of the redemption (the "Notice Date") and the redemption date contained therein and (ii) there exists on the Notice Date a public trading market for the Company's common stock and such shares are listed for quotation on the NASDAQ Stock Market, the OTC Electronic Bulletin Board, or a national securities exchange. The Company granted piggyback registration rights to such investors.

This news release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in the United States or in any other jurisdiction in which such offer, solicitation or sale would be unlawful. The securities have not been registered under the U.S. Securities Act of 1933, as amended, and have not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder.

About Goldrich Mining

Goldrich Mining Company (OTCQB: GRMC) is a U.S. based gold exploration and development company focused on Alaska's emerging Chandalar Gold District 190 miles north of Fairbanks. The company signed a joint-venture agreement in 2012 to develop the placer deposits of Chandalar and production is anticipated to commence in the summer of 2014. The company expects to utilize the non-dilutive funds generated from placer operations to further advance hard rock exploration at its Chandalar and Thazzik Mountain properties.

For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara via telephone at (509) 768-4468 or info@goldrichmining.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern our anticipated results and developments in the Company’s operations in future periods, planned exploration of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

- risks related to our property being in the exploration stage;

- risks related our mineral operations being subject to government regulation;

- risks related to our ability to obtain additional capital to develop our resources, if any;

- risks related to mineral exploration activities;

- risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

- risks related to the competitive industry of mineral exploration;

- risks related to our title and rights in our mineral property;

- risks related the possible dilution of our common stock from additional financing activities; and

- risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.